Exhibit 3.29

State of Delaware Secretary of State Division of Corporations Delivered 01:46 PM 04/08/2009 FILED 01:42 PM 04/08/2009 SRV 090346215 – 4674580 FILE

CERTIFICATE OF FORMATION

OF

TGN SERVICES, LLC

THIS CERTIFICATE OF FORMATION of TGN Services, LLC, dated as of April 2, 2009, has been duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is TGN Services, LLC (the “Company”).

SECOND: The address of the Company’s initial registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company’s initial registered agent at such address is The Corporation Trust Company.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first set forth above.

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser, CFO